UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2021

10x Genomics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39035	45-5614458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6230 Stoneridge Mall Road
Pleasanton, California 94588
(925) 401-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	TXG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2021, 10x Genomics, Inc. (the “Company”) entered into a third amendment (the “Third Amendment”) to the Company’s lease agreement (the “Lease”) with 6200 Stoneridge Mall Road Investors LLC (“Landlord”), dated August 2, 2018, as amended on May 20, 2019 and July 24, 2020, pursuant to which the Company leases approximately 150,151 rentable square feet within the building known as 6230 Stoneridge Mall Road, Pleasanton, California 94588 (the “Building”). Among other things, the Third Amendment set forth the cost allocation for certain costs related to air-conditioning the Building. Pursuant to the Third Amendment, the Company and Landlord agreed that Landlord would upgrade certain controllers related to the Building’s air-conditioning system and that the costs incurred in connection with such upgrades would be included within Operating Expenses (as such term is defined in the Lease).

A copy of the Third Amendment is filed as Exhibit 10.1 to this report and the foregoing description is only a summary of the Third Amendment, and does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.07 Submission of Matters to a Vote of Security Holders

a.On June 11, 2021, the Company held its annual meeting of stockholders as a virtual meeting held over the internet via live webcast (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 23, 2021. Present at the Annual Meeting via webcast or by proxy were holders representing 96,459,700 shares of the Company's Class A and Class B common stock (the “Common Stock”), representing 289,806,395, or approximately 92.74%, of the 312,488,722 eligible votes, constituting a quorum.

b.The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated.

Proposal 1. Holders of the Company’s Common Stock voted to elect the two Class II directors, each to hold office for a three-year term expiring at the Company’s 2024 annual meeting of stockholders or until his or her respective successor has been duly elected and qualified or until his or her earlier resignation or removal. The final voting results are as follows:

Director Name	For	Against	Abstain	Broker Non-Votes
Kimberly J. Popovits	265,673,293	13,599,200	32,276	10,501,626
Bryan E. Roberts	264,777,496	14,482,115	45,158	10,501,626

Proposal 2. Holders of the Company’s Common Stock voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021. There were no broker non-votes on this proposal. The final voting results are as follows:

For	289,750,930
Against	18,971
Abstain	36,494

Proposal 3. Holders of the Company’s Common Stock voted, on a non-binding, advisory basis, for a “one year” frequency of future non-binding, advisory votes to approve the compensation of the Company’s named executive officers. The final voting results are as follows:

One Year	276,867,568
Two Years	81,645
Three Years	2,260,963
Abstain	94,593
Broker Non-Votes	10,501,626

c. A majority of the votes cast by the stockholders voted, on an advisory basis, to hold an annual advisory vote to approve the compensation of the Company’s named executive officers, which was consistent with the recommendation of the Board of Directors included in the Company’s proxy statement. As a result, the Board of Directors of the Company has decided that the Company will include an advisory vote on executive compensation in its proxy materials every year until the next required advisory vote on the frequency of holding future advisory votes to approve the compensation of the Company’s named executive officers, which is expected to occur no later than the Company’s Annual Meeting of Stockholders in 2027.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description of Exhibits

10.1	Third Amendment to Lease Agreement, dated June 10, 2021, between the Registrant and 6200 Stoneridge Mall Road Investors LLC.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

10x Genomics, Inc.

	By:	/s/ Eric S. Whitaker
	Name:	Eric S. Whitaker
	Title:	General Counsel

Date: June 15, 2021